PriceSmart Announces Second Quarter Results of Operations and March Sales

San Diego, CA (April 7, 2016) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2016 which ended on February 29, 2016.

For the second quarter of fiscal year 2016, net warehouse club sales increased 3.7% to $759.0 million from $732.1 million in the second quarter of fiscal year 2015. Total revenues for the second quarter of fiscal year 2016 were $777.9 million compared to $750.3 million in the comparable period of the prior year. The Company had 38 warehouse clubs in operation as of February 2016 and 36 clubs in operation as of February 2015.

The Company recorded operating income during the quarter of $39.1 million, as compared to operating income of $41.7 million in the prior year. Net income was $25.9 million, or $0.85 per diluted share, in the second quarter of fiscal year 2016 as compared to $24.8 million, or $0.82 per diluted share, in the second quarter of fiscal year 2015.

For the first six months of fiscal year 2016, net warehouse club sales increased 5.9% to $1,449.8 million from $1,368.5 million in the first six months of fiscal year 2015. Total revenues for the first half of fiscal year 2016 increased 5.9% to $1,489.9 million from $1,406.3 million in the same period of the prior year. For the first six months of fiscal year 2016, the Company recorded operating income of $76.4 million and net income of $49.6 million, or $1.63 per diluted share. During the same six month period in fiscal year 2015, the Company recorded operating income of $78.0 million and net income of $45.5 million, or $1.50 per diluted share.

The Company also announced that for the month of March 2016, net warehouse club sales decreased to $227.8 million, from $237.7 million in March a year earlier. For the seven months ended March 31, 2016, net warehouse club sales increased 4.4% to $1,677.6 million from $1,606.2 million for the seven months ended March 31, 2015. There were 38 warehouse clubs in operation at the end of March 2016 and 36 warehouse clubs in operation at the end of March 2015.

For the four weeks ended March 27, 2016, comparable net warehouse club sales for the 36 warehouse clubs open at least 13 1/2 full months decreased 5.4%, compared to the same four-week period last year. For the thirty-week period ended March 27, 2016, comparable net warehouse club sales decreased 0.5%, compared to the comparable thirty-week period a year ago.

 Comparable warehouse sales were negatively impacted by the devaluation of the Colombian peso from the year ago period. Six warehouse clubs in Colombia are in the calculation for comparable warehouse sales. Excluding those warehouse clubs, the four-week and thirty-week comparable warehouse sales for the other 30 warehouse clubs open at least 13 ½ full months decreased 3.1% and increased 2.9%, respectively.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, April 8, 2016, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 795-3610 for domestic callers or (719) 325-4776 for international callers, and entering participant code 1201714. A digital replay will be available through April 30, 2016, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 1201714.

 About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 38 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica and Colombia; five in Panama, four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,”

“project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business; failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 27.7% of our voting stock as of February 29, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2015 filed on October 29, 2015 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015
Revenues:
Net warehouse club sales	$758,987	$732,120	$1,449,818	$1,368,535
Export sales	6,549	6,229	14,781	14,660
Membership income	11,285	10,898	22,751	21,013
Other income	1,110	1,049	2,512	2,109
Total revenues	777,931	750,296	1,489,862	1,406,317
Operating expenses:
Cost of goods sold:
Net warehouse club	651,500	625,876	1,241,683	1,164,904
Export	6,225	5,934	14,057	13,961
Selling, general and administrative:
Warehouse club operations	64,763	62,041	125,603	118,251
General and administrative	16,184	14,117	31,647	27,467
Pre-opening expenses	71	229	376	3,378
Loss/(gain) on disposal of assets	52	391	65	363
Total operating expenses	738,795	708,588	1,413,431	1,328,324
Operating income	39,136	41,708	76,431	77,993
Other income (expense):
Interest income	280	266	458	530
Interest expense	(1,536)	(1,970)	(2,909)	(3,144)
Other income (expense), net	(552)	(1,659)	(796)	(4,291)
Total other income (expense)	(1,808)	(3,363)	(3,247)	(6,905)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	37,328	38,345	73,184	71,088
Provision for income taxes	(11,815)	(13,526)	(23,945)	(25,628)
Income (loss) of unconsolidated affiliates	429	16	375	22
Net income	25,942	$24,835	$49,614	45,482
Net income per share available for distribution:
Basic net income per share	$0.85	$0.82	$1.63	$1.50
Diluted net income per share	$0.85	$0.82	$1.63	$1.50
Shares used in per share computations:
Basic	29,914	29,827	29,902	29,809
Diluted	29,919	29,833	29,907	29,816
Dividends per share	$0.70	$0.70	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 29,
	2016	August 31,
	(Unaudited)	2015
ASSETS
Current Assets:
Cash and cash equivalents	$173,008	$157,072
Short-term restricted cash	135	61
Receivables, net of allowance for doubtful accounts of $0 as of February 29, 2016 and August 31, 2015, respectively	7,178	9,662
Merchandise inventories	260,101	267,175
Prepaid expenses and other current assets	24,366	22,535
Total current assets	464,788	456,505
Long-term restricted cash	2,360	1,464
Property and equipment, net	440,523	433,040
Goodwill	35,701	35,871
Deferred tax assets – long term	13,648	14,845
Other non-current assets (includes $4,735 and $4,129 as of February 29, 2016 and August 31, 2015, respectively, for the fair value of derivative instruments)	41,012	39,182
Investment in unconsolidated affiliates	10,811	10,317
Total Assets	$1,008,843	$991,224
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$—	$6,606
Accounts payable	237,810	241,978
Accrued salaries and benefits	15,124	17,977
Deferred membership income	21,804	20,184
Income taxes payable	6,398	9,595
Other accrued expenses (includes $216 and $66 as of February 29, 2016 and August 31, 2015, respectively, for the fair value of foreign currency forward contracts)	22,649	23,558
Dividends payable	10,629	—
Long-term debt, current portion	16,018	17,169
Total current liabilities	330,432	337,067
Deferred tax liability – long-term	1,544	1,755
Long-term portion of deferred rent	8,253	6,595
Long-term income taxes payable, net of current portion	1,050	1,402
Long-term debt, net of current portion	75,047	73,365
Other long-term liabilities (includes $1,977 and $1,699 for the fair value of derivative instruments and $3,571 and $2,757 for post employment plans as of February 29, 2016 and August 31, 2015, respectively)	5,548	4,456
Total Liabilities	421,874	424,640

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 31,189,728 and 30,977,764 shares issued and 30,369,911 and 30,184,584 shares outstanding (net of treasury shares) as of February 29, 2016 and August 31, 2015, respectively	3	3
Additional paid-in capital	407,826	403,168
Tax benefit from stock-based compensation	11,269	10,711
Accumulated other comprehensive loss	(112,743)	(101,512)
Retained earnings	311,967	283,611
Less: treasury stock at cost; 819,817 shares as of February 29, 2016 and 793,180 shares as of August 31, 2015	(31,353)	(29,397)
Total Equity	586,969	566,584
Total Liabilities and Equity	$1,008,843	$991,224